UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, HSN, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Judy A. Schmeling had been promoted to Chief Operating Officer and Chief Financial Officer effective immediately. A copy of this press release is furnished as Exhibit 99.1 to this report.

Ms. Schmeling, 53, joined the company in 1994 as Director of Investor Relations and Treasury. She was promoted to Vice President of Strategic Planning and Analysis in 1998, to Senior Vice President of Finance in 1999, to Executive Vice President and Chief Financial Officer in 2001, and to Chief Financial Officer when the Company went public in 2008.

Since January 1, 2012, Ms. Schmeling has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. There are no family relationships between Ms. Schmeling and any other director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Dated: May 15, 2013
	By:	/s/ Linda C. Frazier
Linda C. Frazier
Vice President and Senior Counsel

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